Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Namib Minerals

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid
	Equity	Ordinary Shares, par value $0.0001 per share, issuable upon exercise of Warrants (Primary Offering)	Rule 457(g)	18,576,712	(2)	$11.50	(6)	$213,632,188	0.0001531	$32,707.09
	Equity	Ordinary Shares, par value $0.0001 per share (Secondary Offering)	Rule 457(c)	80,336,292	(3)	$15.145	(7)	$1,216,693,142.34	0.0001531	$186,275.72
	Equity	Ordinary Shares, par value $0.0001 per share, issuable upon exercise of Warrants (Secondary Offering)	Rule 457(g)	7,212,394	(4)	$11.6855	(8)	$84,280,430.09	0.0001531	$12,903.33
	Equity	Warrants, each Warrant exercisable for one Ordinary Share at an exercise price of $11.50 (Secondary Offering)	Rule 457(g)	7,212,394	(5)	-	(8)	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—
	Total Offering Amounts									$231,886.14
	Total Fees Previously Paid									-
	Total Fee Offsets									$33,048.38
	Net Fee Due									$198,837.76

(1)	Pursuant to Rule 416 under the Securities Act, Namib Minerals is also registering an indeterminate number of additional securities that may become issuable as a result of any share dividend, share split, recapitalization or other similar transaction. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement on Form F-1 to which this Exhibit 107 corresponds.

(2)	Consists of (i) 7,212,394 Ordinary Shares issuable upon the exercise of Private Placement Warrants and (ii) 11,364,318 Ordinary Shares issuable upon the exercise of Public Warrants.

(3)	Consists of (i) 3,820,000 Ordinary Shares that were issued to the SPAC Sponsor and the Former Red Rock Directors in exchange for an equal number of such parties’ Founder Shares; (ii) 46,866,292 Ordinary Shares that were issued to certain Former Greenstone Shareholders as merger consideration following the consummation of the Business Combination; (iii) 28,770,000 Ordinary Shares that may be issued to certain Former Greenstone Shareholders upon the Company’s achievement of certain operational milestones; and (iv) 880,000 Ordinary Shares that were issued to Polar in a private placement pursuant to the Polar Subscription agreement

(4)	Consists of 7,212,394 Ordinary Shares issuable upon the exercise of Private Placement Warrants that may be sold by certain Selling Securityholders.

(5)	Consists of 7,212,394 Private Placement Warrants.

(6)	Calculated in accordance with Rule 457(g) under the Securities Act, based on the current $11.50 exercise price of the Warrants.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Ordinary Shares on June 20, 2025, as reported on Nasdaq, which was $15.145 per Ordinary Share.

(8)	Represents the sum of (a) $0.1855, the average of the high and low prices for the Warrants as reported on Nasdaq on June 20, 2025, and (b) $11.50, the current exercise price of the Warrants, resulting in a combined maximum offering price per Private Placement Warrant of $11.6855. The Private Placement Warrants as well as the maximum number of Ordinary Shares issuable upon exercise of the Private Placement Warrants is being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Private Placement Warrants has been allocated to the underlying Ordinary Shares and those Ordinary Shares are included in the registration fee.

Table 2—Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Namib Minerals	Form F-4	333-283650(1)	12/6/2024		$33,048.38	Equity	Ordinary Shares issuable upon exercise of Warrants	18,576,712	$215,861,393.44
Namib Minerals	Form F-4	333-283650		12/6/2024						$33,048.38

(1)	The Registrant previously paid registration fees to register 18,576,712 Warrants under a Registration Statement on Form F-4 (File No. 333-283650) (the “Prior Registration Statement”) and, consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to such Warrants was allocated to the Ordinary Shares issuable upon exercise of such Warrants, and those Ordinary Shares were included in the total registration fee paid in connection with the Prior Registration Statement. None of the Warrants have been exercised and, consequently, none of the Ordinary Shares underlying such Warrants have been issued or sold under the Prior Registration Statement. Such offering of 18,576,712 Warrants and the deemed offering of the shares underlying such Warrants correspond to $33,048.38 of the total $57,618.76 fees calculated and paid in connection with the Prior Registration Statement. The Registrant is therefore claiming $33,048.38 as a fee offset related to the 18,576,712 Warrants and the deemed offering of the Ordinary Shares underlying such warrants. None of the issued and outstanding Warrants have been exercised and, consequently, none of Ordinary Shares underlying such warrants have been issued or sold under the Prior Registration Statement. The Registrant now intends to register, among others, the issuance and sale of the Ordinary Shares in connection with the exercise of any of the issued and outstanding Warrants under this Registration Statement on Form F-1.